UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code (701) 530-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(b)    Richard H. Lewis
On February 6, 2013 Richard H. Lewis notified MDU Resources Group, Inc. (the “Company”) that he does not intend to seek re-election to the Board of Directors (the “Board”) at the Company’s 2013 Annual Meeting of Stockholders.  Mr. Lewis indicated that he is not seeking re-election because TPH Partners II L.P., a private equity fund where he has served as Chairman since April 2012, may pursue business opportunities in areas where the Company may also have an interest.  Mr. Lewis has served with distinction on the Board since 2005 and is a member of the Audit Committee and the Nominating and Governance Committee.

(b)    William E. Schneider

In accordance with the mandatory retirement age provision in the Company’s by-laws, William E. Schneider, Executive Vice President of Bakken Development, will retire on June 18, 2013 upon reaching his 65th birthday.  Mr. Schneider has been with the Company for 20 years, serving in his current position since January 1, 2012 and prior to that as president and chief executive officer of Knife River Corporation effective May 1, 2005 and senior vice president – construction materials from September 15, 1999 to April 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2013

MDU Resources Group, Inc.

By:	/s/ Paul K. Sandness
Paul K. Sandness
General Counsel and Secretary

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